As filed with the Securities and Exchange Commission on December 23, 2025

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CADRENAL THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	88-0860746
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Cadrenal Therapeutics, Inc.
822 A1A North, Suite 306
Ponte Vedra, Florida 32082
(904) 300-0701
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Quang Pham
Chairman and Chief Executive Officer
Cadrenal Therapeutics, Inc.
822 A1A North, Suite 306
Ponte Vedra, Florida 32082
(904) 300-0701
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Leslie Marlow, Esq.
Patrick Egan, Esq.
Melissa Palat Murawsky, Esq.
Blank Rome LLP
1271 Avenue of the Americas
New York, New York 10020
Telephone: (212) 885-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED December 23, 2025

428,227 Shares
of Common Stock

This prospectus relates to the resale from time to time of up to an aggregate of 428,227 shares of common stock, par value $0.001 per share (the “Common Stock”), of Cadrenal Therapeutics, Inc. by the Selling Stockholders identified in this prospectus (the “Selling Stockholders”), including their pledgees, assignees, donees, transferees or their respective successors-in-interest consisting of (i) an aggregate of 414,748 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock (the “Common Warrants”) purchased by certain Selling Stockholders (the “Investor Selling Stockholders”) in a private placement transaction that closed on December 16, 2025 (the “Private Placement”) pursuant to the terms of a Securities Purchase Agreement dated as of December 15, 2025 (the “Purchase Agreement”) between us and the Investor Selling Stockholders; and (ii) an aggregate of 13,479 shares of Common Stock issuable upon the exercise of warrants (the “Placement Agent Warrants”) issued to designees of H.C. Wainwright & Co., LLC (“Wainwright” or the “Placement Agent”) as partial compensation for Wainwright acting as placement agent in connection with the Private Placement. The shares of Common Stock issuable upon exercise of the Common Warrants are referred to as the “Common Warrant Shares,” and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants are referred to as the “Placement Agent Warrant Shares.”

We are filing this registration statement on Form S-1, of which this prospectus forms a part, to fulfill our contractual obligations with the Selling Stockholders to provide for the resale by the Selling Stockholders of the shares of Common Stock offered hereby. See “Selling Stockholders” beginning on page 14 of this prospectus for more information about the Selling Stockholders. The registration of the shares of Common Stock to which this prospectus relates does not require the Selling Stockholders to sell any of their shares of the Common Stock. We are not offering any shares of Common Stock under this prospectus and will not receive any proceeds from the sale or other disposition of the shares of the Common Stock covered hereby. See “Use of Proceeds” beginning on page 8 of this prospectus.

The Selling Stockholders identified in this prospectus, or its pledgees, assignees, donees, transferees or their respective successors-in-interest, from time to time may offer and sell through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices the shares held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. See “Plan of Distribution” beginning on page 17 of this prospectus for more information about how the Selling Stockholders may sell their respective shares of Common Stock. The Selling Stockholders may be deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

In connection with the Private Placement, we have agreed, pursuant to the terms of the Purchase Agreement, to bear all of the expenses in connection with the registration of the Common Warrant Shares pursuant to this prospectus. The Selling Stockholders will pay or assume all commissions, discounts, fees of underwriters, agents, selling brokers or dealer managers and similar expenses, if any, attributable to their respective sales of the shares of Common Stock.

The Common Stock is listed on the Nasdaq Capital Market under the symbol “CVKD.” On December 22, 2025, the closing price of the Common Stock on the Nasdaq Capital Market was $7.535 per share.

Investing in our Common Stock involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus, as described beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is              , 2025

i

ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus and the documents incorporated by reference into this prospectus include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. We are ultimately responsible for all disclosure included in this prospectus.

The Selling Stockholders are offering the shares of Common Stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the shares of Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the shares of Common Stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

Neither we nor any Selling Stockholders has authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement or in any related free-writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). Neither we nor any Selling Stockholders takes any responsibility for, or provides any assurance as to the reliability of, any information other than the information in this prospectus, any prospectus supplement or in any related free-writing prospectus filed by us with the SEC. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or any prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free-writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Cadrenal,” “the Company,” “we,” “us,” “our” and similar references refer to Cadrenal Therapeutics, Inc., an entity incorporated under the laws of the State of Delaware.

Smaller Reporting Company – Scaled Disclosure

Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act of 1933, as amended, as indicated herein, we have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies,” including providing two years of audited financial statements.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “poise,” “project,” “potential,” “suggest,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the information described under the caption “Risk Factors” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC, and elsewhere in this prospectus.

The forward-looking statements contained in this prospectus are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control), and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We believe these factors include, but are not limited to, risk and uncertainties discussed under the heading “Risk Factors” in the documents incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained or incorporated by reference in this prospectus to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors that could cause our business not to develop as we expect emerge from time to time, and it is not possible for us to predict all of them. Further, we cannot assess the impact of each currently known or new factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Our current product candidates are undergoing clinical development and have not been approved by the Food and Drug Administration (“FDA”) or the European Commission. These product candidates have not been, nor may they ever be, approved by any regulatory agency or competent authorities nor marketed anywhere in the world.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included or incorporated important factors in the cautionary statements included or incorporated in this document, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus and the documents that we have filed as exhibits to this prospectus and incorporated by reference herein completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

iii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in, or incorporated by reference into, this prospectus.

Overview

We are focused on developing novel and differentiated products to bridge critical gaps in current acute and chronic anticoagulation management for rare and high-risk patient populations. We currently have three clinical-stage assets: VLX-1005, a first-in-class Phase 2 12-lipoxygenase (“12-LOX”) inhibitor for patients with heparin-induced thrombocytopenia (“HIT”), tecarfarin, an oral vitamin K antagonist (“VKA”) for chronic use in patients with kidney dysfunction or left ventricular assist devices (LVADs), and frunexian, a parenteral small-molecule Factor XIa antagonist for use in acute hospital settings.

VLX-1005 is a novel, potent, selective small-molecule inhibitor of 12-LOX, a key pathway driving immune platelet-mediated inflammation and a contributor to the pathogenesis of HIT. This potentially life-threatening complication can occur in up to 5% of patients exposed to heparin – the most commonly used parenteral anticoagulant – regardless of dose, schedule, or route of administration. HIT antibodies can cause catastrophic and life-threatening arterial and venous thrombosis. Tecarfarin is a novel late-stage, reversible VKA (a warfarin replacement) designed to prevent heart attacks, strokes, and deaths due to blood clots in patients requiring chronic anticoagulation. Tecarfarin is specifically designed to overcome metabolic factors that can make warfarin less reliable. Frunexian is a first-in-class, Phase 2-ready IV Factor XIa inhibitor designed for acute care settings where contact activation of coagulation by medical devices or artificial surfaces plays a significant role. Frunexian is the only intravenous FXIa inhibitor in clinical development targeting purely the acute/critical care hospital setting.

Recent Developments

Registered Direct Offering

On December 15, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors named on the signature pages thereto. The Purchase Agreement provided for the sale and issuance by us of an aggregate of: (i) in a registered direct offering, 207,374 shares (the “Shares”) of Common Stock (the “Registered Direct Offering”) and, (ii) in a concurrent private placement, unregistered warrants (the “Common Warrants”) to purchase up to 414,748 shares of Common Stock (the “Private Placement,” and, together with the Registered Direct Offering, the “Offering”). See the section entitled “Description of the Registered Direct Offering and the Concurrent Private Placement” included elsewhere in this prospectus for more information.

Veralox Asset Purchase

On December 10, 2025, we entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Veralox Therapeutics Inc., a Delaware corporation (“Seller”), pursuant to which Seller sold to us all, or substantially all, of its right title and interest in assets owned or otherwise used or held for use by Seller in connection with the compound known as VLX-1005 (“VLX-1005”), and all back-up and follow-on compounds, including the VLX-2000 series (the “Compounds”), including, without limitation, all intellectual property related to the Compounds, all inventory related to the Compounds, certain contracts including a license agreement, all Permits and other Governmental Authorizations and Books and Records (as such terms are defined in the Asset Purchase Agreement), free and clear of any liens (collectively referred to as the “Assets”). The transactions contemplated by the Asset Purchase Agreement were consummated on December 10, 2025.

Corporate Information

We were incorporated as a Delaware corporation in January 2022. Our principal executive offices are located at 822 A1A North, Suite 306, Ponte Vedra, Florida 32082, and our telephone number is (904) 300-0701. Our website address is www.cadrenal.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase Common Stock.

Additional Information

Our website address is www.cadrenal.com.  We will file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other materials with the SEC. We are subject to the informational requirements of the Exchange Act and will file or furnish reports, proxy statements and other information with the SEC. Such reports and other information filed by us with the SEC are available free of charge on our website at www.cadrenal.com/sec-filings. Information contained on our website is intended for informational purposes only and is not incorporated by reference into this prospectus, and it should not be considered to be part of this prospectus or the registration statement of which this prospectus forms a part. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov.

Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an “emerging growth company,” we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

●	requiring only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s discussion and analysis of financial condition and results of operations” in our Securities Act filings;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002 (“SOX”).

We may take advantage of these exemptions until such time that we are no longer an “emerging growth company.” We will continue to remain an “emerging growth company” until the earliest of the following: (i) the last day of the fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

We are also a “smaller reporting company” as defined in the Exchange Act and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on Common Stock) or a public float (based on Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

We may choose to take advantage of some, but not all, of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus supplement. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to avail ourselves of the extended transition period for complying with new or revised financial accounting standards. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult.

THE OFFERING

Shares of Common Stock offered by the Selling Stockholders	428,227 shares, consisting of: (i) an aggregate of 414,748 shares of Common Stock issuable upon the exercise of the Common Warrants, and (ii) an aggregate of 13,479 shares of Common Stock issuable upon exercise of the Placement Agent Warrants.
Common stock to be outstanding after this offering(1)	2,766,354 shares of Common Stock, assuming the exercise of all of the Common Warrants and the Placement Agent Warrants
Registration Rights	Under the terms of the Purchase Agreement, we agreed to file a registration statement to register the resale of the Common Warrant Shares (the “Resale Registration Statement”) as soon as practicable (and in any event within 30 calendar days following the date of the Purchase Agreement), and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 60 calendar days (or, in the event of a full review, 90 calendar days) following the date of the Purchase Agreement and to keep this registration statement effective at all times until no holder owns any Common Warrants or Common Warrant Shares issuable upon exercise thereof. We are filing this registration statement on Form S-1, of which this prospectus forms a part, to fulfill our contractual obligations with the Selling Stockholders to provide for the resale by the Selling Stockholders of the shares of Common Stock offered hereby.
Use of Proceeds	The Selling Stockholders will receive all of the proceeds of the sale of shares of Common Stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of Common Stock that may be sold from time to time pursuant to this prospectus; however, we will receive proceeds from the any cash exercise of the Common Warrants and the Placement Agent Warrants. See “Use of Proceeds.” We intend to use the proceeds from any cash exercise of the Common Warrants and the Placement Agent Warrants for working capital and general corporate purposes.
Plan of Distribution	The Selling Stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of Common Stock offered hereby from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may also resell the shares of Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.
Risk Factors	See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference in this prospectus and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.
Nasdaq Capital Market trading symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “CVKD.”

(1)	The number of shares of Common Stock to be outstanding after this offering is based on 2,338,127 shares of our common stock outstanding as of December 17, 2025, and excludes:

●	431,333 shares of Common Stock issuable upon the exercise of outstanding stock options, with a weighted-average exercise price of $17.50 per share;

●	615,940 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock outstanding, with a weighted-average exercise price of $17.82 per share (which does not include the 428,227 shares of Common Stock issuable upon the exercise of the Common Warrants and Placement Agent Warrants, which are assumed to be exercised for purposes of this prospectus); and

●	35,019 shares of Common Stock available for future issuance under the 2022 Successor Equity Incentive Plan.

RISK FACTORS

Our business, results of operations and financial condition and the industry in which we operate are subject to various risks. Accordingly, investing in our securities involves a high degree of risk. This prospectus does not describe all of those risks. You should consider the risk factors described in this prospectus below, as well as those described under the caption “Risk Factors” in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, together with the other information contained or incorporated by reference in this prospectus.

We have described below and, in the documents incorporated by reference herein, the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. New risks may emerge from time to time, and it is not possible for us to predict all potential risks or to assess the likely impact of all risks. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any amendment to this prospectus or any prospectus supplement. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

We have limited available operating capital, and we will be required to raise additional capital shortly after the current offering.

Our cash requirements may vary from those now planned depending upon numerous factors. We expect to require additional capital for clinical trials until our operations generate sufficient revenue to cover our expenses. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. Such financing may not be available to us on acceptable terms, or at all. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our Board of Directors, may further dilute the equity ownership of our stockholders.

We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans. These matters raise substantial doubt about our ability to continue as a going concern, and if we are unable to raise required capital, we may be unable to continue the operation of our business as currently planned or to seek strategic alternative transactions.

Resales of our Common Stock in the public market by our stockholders as a result of this offering may cause the market price of our Common Stock to fall.

We are registering Common Stock issuable upon the exercise of the Common Warrants and Placement Agent Warrants. Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. The issuance of new shares of Common Stock could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

The number of shares being registered for resale is significant in relation to the number of our outstanding shares of Common Stock.

We have filed the registration statement of which this prospectus forms a part to register the shares offered hereunder for sale into the public market by the Selling Stockholders. Upon issuance, these shares will represent a large number of shares of our outstanding shares of Common Stock, and if sold in the market all at once or at about the same time, could depress the market price of our Common Stock during the period the registration statement remains effective and could also affect our ability to raise equity capital.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of Common Stock.

Our Certificate of Incorporation authorizes the issuance of 75,000,000 shares of Common Stock and 7,500,000 shares of preferred stock. In certain circumstances, shares of Common Stock and preferred stock, as well as the awards available for issuance under our equity incentive plans, can be issued by our Board of Directors, without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership of us held by holders of Common Stock and preferred stock. In addition, the issuance of certain securities, including pursuant to the terms of our stockholder rights plan, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the Common Stock.

If you purchase shares of Common Stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

Assuming that the Common Warrant Shares and the Placement Agent Warrant Shares are sold at the exercise price of the Common Warrants and the Placement Agent Warrants, respectively, the sale price of the Common Warrant Shares or the Placement Agent Warrant Shares will be substantially higher than the as adjusted pro forma net tangible book value per share of Common Stock, and you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. Based on an offering price equal to the Common Warrants exercise price per share and the Placement Agent Warrants’ exercise price per share, if you purchase shares of Common Stock in this offering, you will suffer immediate and substantial dilution per share with respect to the as adjusted pro forma net tangible book value of the Common Stock. To the extent that outstanding options or warrants are exercised, investors purchasing Common Stock in this offering may experience further dilution. See the section entitled “Dilution” for a more detailed illustration of the dilution you may incur if you participate in this offering.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of the Common Stock.

Our management will have broad discretion over the use of proceeds, if any, from this offering resulting from any cash exercise of Common Warrants or Placement Agent Warrants, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page 8 of this prospectus for additional detail. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds from this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

We have never declared or paid cash dividends on the Common Stock and do not anticipate paying cash dividends on the Common Stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors, subject to limitations under applicable law. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in Common Stock.

Description of the Registered Direct Offering
and the Concurrent Private Placement

The Offering

On December 15, 2025, we entered into the Purchase Agreement with the Investor Selling Stockholders. The Purchase Agreement provided for the sale and issuance by us of an aggregate of: (i) in the Registered Direct Offering, 207,374 Shares of Common Stock and, (ii) in the Private Placement, unregistered Common Warrants to purchase up to 414,748 shares of Common Stock.

The offering price per Share was $10.85. The Shares were offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-277835) (the “Registration Statement”), a base prospectus included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), and a prospectus supplement, dated December 15, 2025 (the “Prospectus Supplement”), filed with the SEC on December 16, 2025 pursuant to Rule 424(b)(5) under the Securities Act.

We received gross proceeds from the Offering of approximately $2.2 million. The Offering closed on December 16, 2025 (the “Closing Date”).

In connection with the Offering, we and each of our directors and officers entered into Lock-Up Agreements, pursuant to which the parties agreed to be subject to a lock-up for a period of 10 days following the Closing Date, subject to certain exceptions. In addition, pursuant to the Purchase Agreement and subject to certain exceptions, we agreed not to, until 10 days from the Closing Date, (i) enter into or effect any issuance of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), or (ii) file any new registration statement or any amendment or supplement thereto. We also agreed not to enter into a Variable Rate Transaction (as defined in the Purchase Agreement) for a period of one year following the Closing Date, provided however that after 10 days from the Closing Date, we may enter into and effect sales pursuant to an at the market offering facility with Wainwright.

Terms of the Common Warrants

The Common Warrants have an exercise price of $10.60 per share. The Common Warrants were exercisable immediately upon issuance and will expire two years following the effective date of the registration statement registering the resale of the Common Warrant Shares.

The exercise price of the Common Warrants, and the number of Common Warrant Shares, will be subject to adjustment in the event of any stock dividend or split, recapitalization, reorganization or similar transaction, as described in the Common Warrants.

The Common Warrants may only be exercised on a cashless basis if, at any time after the sixty day anniversary of the issue date, there is no registration statement registering, or the prospectus contained therein is not available for, the issuance or resale of shares of the Common Warrant Shares to or by the holder. We are prohibited from effecting an exercise of any Common Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%.

In the event of a Fundamental Transaction (as such term is defined in the Common Warrants), then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Common Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then a holder of the Common Warrants shall be given the same choice as to the consideration it receives upon any exercise of the Common Warrants following such Fundamental Transaction. In addition, the successor entity, at the request of holders of Common Warrants, will be obligated to purchase any unexercised portion of the Common Warrants in accordance with the terms thereof. Notwithstanding the foregoing, in the event of a Fundamental Transaction, the holders of the Common Warrants have the right to require us or a successor entity to purchase the Common Warrant for cash in the amount of the Black Scholes Value (as defined in the Common Warrants) of the unexercised portion of the Common Warrants concurrently with or within 30 days following the consummation of a Fundamental Transaction. However, in the event of a Fundamental Transaction which is not in our control, including a Fundamental Transaction not approved by our board of directors, the holders of the Common Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of Common Stock in connection with the Fundamental Transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of common stock are given the choice to receive alternative forms of consideration in connection with the Fundamental Transaction.

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Common Warrant will not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises such warrant.

At the time of issuance, the Common Warrants and the Common Warrant Shares were not registered under the Securities Act. The Common Warrants and the Common Warrant Shares were offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. We agreed in the Purchase Agreement to file a registration statement to register the resale of the Common Warrant Shares (the “Resale Registration Statement”) as soon as practicable (and in any event within 30 calendar days following the date of the Purchase Agreement), and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 60 calendar days (or, in the event of a full review, 90 calendar days) following the date of the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part to register the Common Warrant Shares and to fulfill our obligation to file the Resale Registration Statement.

Placement Agent Compensation

We entered into an engagement agreement with Wainwright, dated August 14, 2025, pursuant to which Wainwright agreed to act as the exclusive placement agent for the Company, on a reasonable best-efforts basis, in connection with the Offering. We agreed to pay Wainwright: (i) an aggregate placement agent cash fee equal to 7.0% of the gross proceeds of the Offering: (ii) a management fee of 1% of the gross proceeds of the Offering; (iii) $10,000 for non-accountable expenses; and (iv) $10,000 for clearing fees. In addition, we agreed to issue to Wainwright, or its designees, at the closing of the Offering, warrants (the “Placement Agent Warrants”) to purchase up to 13,479 shares of Common Stock (the “Placement Agent Warrant Shares”), which number of shares is equal to 6.5% of the number of shares of Common Stock sold in the Registered Direct Offering. The Placement Agent Warrants have substantially the same terms as the Common Warrants issued in the Private Placement, except that they have a term of exercise equal to the earlier of (i) twenty-four months from the effective date of the registration statement covering the resale of the Common Warrant Shares and (ii) five (5) years from the commencement of the sales in the Offering, and have an exercise price equal to 125% of the Offering price per share, or $13.5625 per share.

The foregoing descriptions of the Purchase Agreement, the Common Warrants and the Placement Agent Warrants do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and are incorporated by reference herein.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds of the sale of shares of Common Stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of Common Stock that may be sold from time to time pursuant to this prospectus; however, we will receive proceeds from the cash exercise of the Common Warrants and Placement Agent Warrants. We currently intend to use the net proceeds from such cash exercises for working capital and general corporate purposes. We have not determined the amount of net proceeds from such cash exercise, if any, to be used specifically for any particular purposes.

The expected use of net proceeds from the cash exercise of the Common Warrants and Placement Agent Warrants represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from such cash exercise, if any. We have no current agreements, commitments or understandings for any material acquisitions or licenses of any products, businesses or technologies that are definitive or probable to close.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our Common Stock to be sold by the Selling Stockholders pursuant to this prospectus. Other than registration expenses, the Selling Stockholders will bear any underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares of our Common Stock.

DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We have never declared or paid any cash dividends on our capital stock. We do not intend to pay cash dividends on our Common Stock in the foreseeable future. Investors should not purchase our Common Stock with the expectation of receiving cash dividends.

Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

DETERMINATION OF THE OFFERING PRICE

The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock or by negotiations between the Selling Stockholders and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

DILUTION

Our net tangible book value as of September 30, 2025 was approximately $2.7 million, or $1.33 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of Common Stock outstanding as of September 30, 2025. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in this offering and the net tangible book value per share of Common Stock immediately after this offering.

Our pro forma net tangible book value as of September 30, 2025 was approximately $5.5 million or $2.34 per share. Pro forma net tangible book value represents net tangible book value adjusted to take into account the following events subsequent to September 30, 2025: (i) the issuance of 70,999 shares of Common Stock pursuant to the sales agreement and our receipt of approximately $820,000 in net proceeds in connection therewith and (ii) the issuance of 207,374 shares of Common Stock in the Registered Direct Offering and our receipt of approximately $1.9 million in net proceeds in connection therewith.

After giving effect to the pro forma adjustments described in the preceding sentence and (i) the issuance of 414,748 shares of Common Stock upon the assumed exercise of the Common Warrants and our assumed receipt of approximately $4.4 million in estimated net proceeds from the exercise thereof; and (b) the issuance of 13,479 shares of Common Stock upon the assumed exercise of the Placement Agent Warrants and our assumed receipt of approximately $180,000 in estimated net proceeds from the exercise of the Placement Agent Warrants, our as adjusted pro forma net tangible book value as of September 30, 2025 would have been approximately $10.1 million, or $3.64 per share. Assuming the sale price of the Common Warrant Shares and Placement Agent Warrant Shares in this offering is their respective exercise price, this represents an immediate increase in net tangible book value of approximately $1.30 per share of Common Stock to our existing security holders and an immediate dilution in as adjusted pro forma net tangible book value of approximately $6.96 per share of Common Stock to purchasers of Common Warrant Shares Stock and $9.92 to purchasers of Placement Agent Warrant Shares in this offering. The following table illustrates this per share dilution:

Exercise price of the Common Warrants		$10.60
Exercise price of the Placement Agent Warrants		$13.5625
Pro forma net tangible book value per share as of September 30, 2025	$2.34
Increase in pro forma net tangible book value per share attributable to this offering	$1.30
As adjusted pro forma net tangible book value per share as of September 30, 2025, after giving effect to this offering		$3.64
Dilution in net tangible book value per share to investors purchasing Common Warrant Shares in this offering		$6.96
Dilution in net tangible book value per share to investors purchasing Placement Agent Warrant Shares in this offering		$9.9225

The table and discussion above are based on 2,059,754 shares of Common Stock issued and outstanding as of September 30, 2025 and excludes as set forth below, as of that date:

●	426,333 shares of Common Stock issuable upon the exercise of outstanding stock options, with a weighted-average exercise price of $17.61 per share;

●	615,940 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock outstanding; and

●	40,019 shares of Common Stock reserved for future issuance under our 2022 Plan.

To the extent that any outstanding options are exercised, new options or shares of restricted stock are issued under our equity incentive plans, or we otherwise issue additional shares of Common Stock in the future, at a price less than the public offering price, there will be further dilution to the investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description of certain terms of our capital stock does not purport to be complete and is in all respects subject to, and qualified in its entirety by reference to, the relevant provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and Delaware corporate law. You are strongly encouraged to read our Certificate of Incorporation and our Bylaws in their entirety for a complete description of the rights and preferences of the securities described below, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of:

●	75,000,000 shares of Common Stock, par value $0.001 per share; and

●	7,500,000 shares of preferred stock, par value $0.001 per share.

Certain provisions of our Certificate of Incorporation and our Bylaws summarized below, and under Delaware law, may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of Common Stock.

Common Stock

We are authorized to issue 75,000,000 shares of Common Stock, par value $0.001 per share, of which 2,338,127 shares are outstanding as of December 17, 2024.

We are authorized to issue one class of common stock. Holders of our Common Stock are entitled to one vote for each share of Common Stock held of record for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our Certificate of Incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Our directors are elected by a plurality of the votes cast by the stockholders entitled to vote at our annual meeting of stockholders and are not entitled to cumulative voting rights. Holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefor. The payment of dividends, if any, on shares of our Common Stock are subject to the prior payment of dividends on any outstanding preferred stock, of which there is none. Upon our liquidation or dissolution, the holders of our Common Stock are entitled to receive a pro rata portion of all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock outstanding at that time. The holders of our Common Stock have no preemptive, subscription or redemption rights, and have no rights to convert their Common Stock into any other securities. The absence of preemptive rights could result in a dilution of the interest of the existing stockholders should additional shares of our Common Stock be issued. In addition, the rights of holders of our Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

No shares of preferred stock are outstanding as of the date of this offering. Our Board of Directors is authorized, without action by our stockholders, to designate and issue up to 7,500,000 shares of preferred stock in one or more series. Our Board of Directors has the right to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of designated preferred stock. Our Board of Directors is able to, without stockholder approval, issue shares of preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of our Board of Directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Forum Selection

Our Certificate of Incorporation and Bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) is the exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or our stockholders; (iii) any action asserting a claim arising pursuant to the provisions of the Delaware General Corporation Law, our Certificate of Incorporation or our Bylaws; or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine of the State of Delaware; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, or the Company consents in writing to the selection of an alternative forum, such action may be brought in another state or federal court sitting in the State of Delaware. Our Certificate of Incorporation and Bylaws also provide that the federal district courts of the United States of America is the exclusive forum for the resolution of any complaint asserting a cause of action against under the Securities Act. Notwithstanding the foregoing, the exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Nothing in our Certificate of Incorporation or Bylaws preclude stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

Anti-Takeover Provisions

Our Certificate of Incorporation and Bylaws contain provisions that may delay, defer, or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Classified Board of Directors

Our board of directors is divided into three classes serving three-year terms, with one class being elected each year by a plurality of the votes cast by the stockholders entitled to vote on the election.

Proposals of Business and Nominations

Our Bylaws generally regulates proposals of business and nominations for election of directors by stockholders. In general, Section 5 requires stockholders intending to submit proposals or nominations at a stockholders’ meeting to provide the Company with advance notice thereof, including information regarding the stockholder proposing the business or nomination as well as information regarding the proposed business or nominee. Section 5 also provides a time period during which business or nominations must be provided to the Company that creates a predictable window for the submission of such notices, eliminating the risk that the Company finds a meeting will be contested after printing its proxy materials for an uncontested election and providing the Company with a reasonable opportunity to respond to nominations and proposals by stockholders.

Blank Check Preferred Stock

Our board of directors has the right to issue preferred stock in one or more series and to determine the designations, rights, preferences of such preferred stock without stockholder approval.

Board Vacancies

Our Bylaws generally provide that only our board of directors (and not the stockholders) may fill vacancies and newly created directorships.

Stockholder Action by Written Consent

Our Certificate of Incorporation and our Bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting.

Special Meetings of Stockholders

Our Certificate of Incorporation and Bylaws also provide that, except as otherwise required by law, special meetings of the stockholders may only be called by our board of directors, Chairman of the board of directors, or our Chief Executive Officer.

Amendment of Certificate of Incorporation or Bylaws

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) of the votes which all our stockholders would be eligible to cast in an election of directors.

Limitations on Liability and Indemnification of Officers and Directors

Our Bylaws provide indemnification for our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law. The indemnification agreements that we have entered into with each of our current executive officers and that we intend to enter into with each of our directors and executive officers may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our Certificate of Incorporation includes provisions that eliminate the personal liability of our directors and officers for monetary damages resulting from breaches of certain fiduciary duties as a director or officer, as applicable, except to the extent such an exemption from liability thereof is not permitted under the Delaware General Corporation Law. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director or officer for breach of fiduciary duties as a director or officer, subject to certain exceptions in which case the director or officer would be personally liable. An officer may not be exculpated for any action brought by or in the right of the corporation. A director may not be exculpated for improper distributions to stockholders. Further, pursuant to Delaware law a director or officer may not be exculpated for:

●	any breach of his or her duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and

●	any transaction from which the director or officer derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Bylaws provide that we will indemnify our directors and executive officers to the fullest extent permitted by law, and may indemnify other officers, employees and other agents. Our Bylaws also provide that we are obligated to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding.

We have entered into separate indemnification agreements with each of our current executive officers and plan to enter into separate indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify our directors and officers for any and all expenses (including reasonable attorneys’ fees) judgments, fines and amounts paid in settlement (if such settlement is approved in advance by us) actually and reasonably incurred by such directors or officers or on his or her behalf in connection with any action or proceeding arising out of their services as one of our directors or officers, or any of our subsidiaries provided that such person follows the procedures for determining entitlement to indemnification and advancement of expenses set forth in the indemnification agreement. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Stockholders’ Derivative Actions

Under the Delaware General Corporation Law, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Transfer Online, Inc., 512 SE Salmon Street, Portland, Oregon 97214.

Trading Symbol and Market

The Common Stock is listed on the Nasdaq Capital Market under the symbol “CVKD.”

SELLING STOCKHOLDERS

The Common Stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders upon exercise of the Common Warrants and the Placement Agent Warrants. For additional information regarding the issuances of the Common Warrants and the Placement Agent Warrants, see “Description of the Registered Direct Offering and the Concurrent Private Placement” elsewhere in this prospectus. We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares of Common Stock for resale from time to time. Except for the ownership of the Shares, the Common Warrants and/or the Placement Agent Warrants, as applicable, the Selling Stockholders have not had any material relationship with us within the past three years. Within the past three years, Wainwright has:

●	served as our placement agent in connection with the Registered Direct Offering and the Private Placement. Information. The compensation paid to Wainwright in connection with the Registered Direct Offering and the Private Placement is described under the section “Description of the Registered Direct Offering and the Concurrent Private Placement” included elsewhere in this prospectus;

●	served as sales agent pursuant to an At the Market Offering Agreement, dated March 11, 2024, initially relating to the sale of shares of our Common Stock having an aggregate offering price of up to $5,143,730, which was increased by $2,512,330 of shares of Common Stock pursuant to the prospectus supplement, dated December 20, 2024, and was subsequently increased by $2,169,272 of shares of Common Stock pursuant to the prospectus supplement, dated April 17, 2025, and further increased by $3,438,062 of shares of Common Stock pursuant to the prospectus supplement, dated November 18, 2025, from time to time through or to Wainwright, acting as sales agent or principal, pursuant to which Wainwright is entitled to receive compensation of 3.0% of the gross sales price of all shares sold thereunder;

●	served as our placement agent in connection with a warrant inducement transaction consummated on November 4, 2024 (the “Warrant Inducement”), for which Wainwright received compensation, consisting of a cash fee of 7.0% of the aggregate gross proceeds raised in the Warrant Inducement, reimbursement of certain expenses and legal fees, and the issuance of warrants (the “2024 PA Warrants”) to purchase an aggregate of 18,571 shares of Common Stock; and

●	served as our placement agent in connection with a private placement transaction consummated on July 14, 2023 (the “2023 Private Placement”), for which Wainwright received compensation, consisting of a cash fee of 7.5% of the aggregate gross proceeds raised in the 2023 Private Placement, of which 25% was paid to a financial advisor, a management fee equal to 1.0% of the gross proceeds raised in the 2023 Private Placement, reimbursement of certain expenses and legal fees, and the issuance of warrants (the “2023 PA Warrants”) to purchase an aggregate of 18,572 shares of Common Stock.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholders, based on its ownership of the shares of Common Stock, the Common Warrants and the Placement Agent Warrants, as of December 17, 2025, assuming exercise of the Common Warrants and Placement Agent Warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises. As of December 23, 2025, we had 2,338,127 shares of Common Stock outstanding.

The third column lists the maximum number of shares of Common Stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of the Purchase Agreement with the Investor Selling Stockholders, this prospectus generally covers the resale of the maximum number of shares of Common Stock issuable upon exercise of the Common Warrants and the Placement Agent Warrants, determined as if the outstanding Common Warrants and Placement Agent Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the Common Warrants and the Placement Agent Warrants. The fourth and fifth columns assume the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus. Therefore, percentages in the fifth column are calculated based upon an outstanding number of shares of Common Stock of 2,766,354 since the fifth column assumes the issuance of 414,748 Common Warrant Shares and 13,479 Placement Agent Warrant Shares, which are not currently outstanding.

Under the terms of the Common Warrants and the Placement Agent Warrants, the Selling Stockholders may not exercise the Common Warrants or the Placement Agent Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock that would exceed 4.99%, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised.. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholders	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold in this Offering	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Shares Beneficially Owned after Offering
Intracoastal Capital LLC (2)	164,899	138,250	26,649	*
Lincoln Alternative Strategies LLC (3)	207,372	138,248	69,124	2.50%
BPY Limited (4)	52,534	52,534	0	-
Nomis Bay Ltd (5)	85,716	85,716	0	-
Augustus Trading LLC (6)	8,643	8,643	0	-
Noam Rubinstein (7)	15,946	4,246	11,700	*
Wilson Drive Holdings LLC (8)	1,709	455	1,254	*
Charles Worthman (7)	507	135	372	*

*	less than 1%

(1)	The shares listed in the third column consist of shares of Common Stock issuable upon exercise of the Common Warrants or the Placement Agent Warrants, as applicable. The shares listed in the second column include the aforementioned shares of Common Stock issuable upon exercise of the Common Warrants and the Placement Agent Warrants, as well as Shares of Common Stock issued in the Registered Direct Offering. The Common Warrants are subject to a beneficial ownership limitation of 4.99%, which restricts the Investor Selling Stockholder from exercising that portion of the warrants that would result in the Investor Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation.

(2)	Shares listed in the column “Maximum Number of Shares of Common Stock to be Sold in this Offering” consist of 138,250 Common Warrant Shares issuable upon exercise of the Common Warrants. Shares listed in the column “Number of Shares of Common Stock Beneficially Owned Prior to Offering” consists of such aforementioned 138,250 Common Warrant Shares, as well as 26,649 shares of Common Stock purchased in the Registered Direct Offering. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The address of Intracoastal is 245 Palm Trail, Delray Beach, FL 33483.

(3)	Shares listed in the column “Maximum Number of Shares of Common Stock to be Sold in this Offering” consist of 138,248 Common Warrant Shares issuable upon exercise of the Common Warrants. Shares listed in the column “Number of Shares of Common Stock Beneficially Owned Prior to Offering” consists of such aforementioned 138,248 Common Warrant Shares, as well as 69,124 shares of Common Stock purchased in the Registered Direct Offering. Stephen Temes, the control person of Lincoln Alternative Strategies LLC (“Lincoln”), has voting and investment control of the shares held by Lincoln and may be deemed to be the beneficial owner of such shares. Mr. Temes, however, disclaims any beneficial ownership of the shares held by Lincoln. The registered address of Lincoln is at c/o 901 Pennsylvania Ave. #3-496, Miami Beach FL 33139.

(4)	Shares listed in the column “Maximum Number of Shares of Common Stock to be Sold in this Offering” consist of 52,534 Common Warrant Shares issuable upon exercise of the Common Warrants. Shares listed in the column “Number of Shares of Common Stock Beneficially Owned Prior to Offering” consists of such aforementioned 52,534 Common Warrant Shares. James Keyes has voting control and investment discretion over securities beneficially owned directly or indirectly by BPY Limited. Mr. Keyes disclaims any beneficial ownership of the securities beneficially owned directly or indirectly by BPY Limited. The business address of BPY Limited is 5 Reid Street, Hamilton, Bermuda HM 11.

(5)	Shares listed in the column “Maximum Number of Shares of Common Stock to be Sold in this Offering” consist of 85,716 Common Warrant Shares issuable upon exercise of the Common Warrants. Shares listed in the column “Number of Shares of Common Stock Beneficially Owned Prior to Offering” consists of such aforementioned 85,716 Common Warrant Shares. James Keyes has voting control and investment discretion over securities beneficially owned directly or indirectly by Nomis Bay Ltd. Mr. Keyes disclaims any beneficial ownership of the securities beneficially owned directly or indirectly by Nomis Bay Ltd. The business address of Nomis Bay Ltd. is 5 Reid Street, Hamilton, Bermuda HM 11.

(6)

The number of shares beneficially owned prior to this offering and the number of shares listed in the third column consist of shares of Common Stock issuable upon exercise of Placement Agent Warrants. Orsium Capital LLC, the authorized agent to Augustus Trading LLC, has discretionary authority to vote and dispose of the securities held by Augustus Trading LLC and may be deemed to be the beneficial owner of these securities. Olivier Morali, in his capacity as managing member of Orsium Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Augustus Trading LLC. Orsium Capital LLC and Mr. Morali each disclaims any beneficial ownership of these securities. The business address of Augustus Trading LLC is 600 Lexington Avenue, 32nd floor, New York, NY 10022.

(7)	Each of these Selling Stockholders is affiliated with H.C. Wainwright & Co., LLC. H.C. Wainwright & Co., LLC is a registered broker dealer and has a registered address of c/o H.C. Wainwright & Co., LLC 430 Park Ave, 3rd Floor, New York, NY 10022. The shares listed in the third column for these Selling Stockholders consist of shares of Common Stock issuable upon exercise of the Placement Agent Warrants. The shares listed in the second column for these Selling Stockholders include the aforementioned shares, as well as shares of Common Stock issuable upon exercise of the 2024 PA Warrants and shares of Common Stock issuable upon exercise of the 2023 PA Warrants. The Placement Agent Warrants, the 2024 PA Warrants and the 2023 PA Warrants are subject to a beneficial ownership limitation of 4.99%, which restricts these Selling Stockholders from exercising that portion of the warrants that would result in each Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. These Selling Stockholders acquired the Placement Agent Warrants in the ordinary course of business and, at the time the Placement Agent Warrants were acquired, these Selling Stockholders had no agreement or understanding, directly or indirectly, with any person to distribute such securities. These Selling Stockholders have not held any position or office or have had any other material relationship with us (or our predecessors or affiliates) during the past three years.

(8)	The number of shares beneficially owned prior to this offering consist of shares of Common Stock issuable upon exercise of Placement Agent Warrants, the 2024 PA Warrants and the 2023 PA Warrants. The shares listed in the third column for these Selling Stockholders consist of shares of Common Stock issuable upon exercise of the Placement Agent Warrants. Craig Scwabe holds the 2024 PA Warrants and the 2023 PA Warrants. The securities in the third column are held by Wilson Drive Holdings LLC with a registered address of 600 Lexington Avenue, 32nd floor, New York, NY 10022. Craig Schwabe is the managing member Wilson Drive Holdings LLC and has the power to vote and dispose the securities held. Neither Wilson Drive Holdings LLC nor Mr. Schwabe is a broker-dealer. Mr. Schwabe is affiliated with the following registered broker-dealers: H.C. Wainwright & Co., LLC, Rodman & Renshaw LLC and Stockblock Securities LLC. The securities were acquired in the ordinary course of business and, at the time the securities were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities. Mr. Schwabe has not held any position or office or has had any other material relationship with us (or our predecessors or affiliates) during the past three years.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholders has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

We agreed to keep this prospectus effective until the date on which the Common Warrants and the Common Warrant Shares have been sold. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of the Common Stock being offered by this prospectus have been passed upon for us by Blank Rome LLP, New York, New York.

EXPERTS

WithumSmith+Brown, PC, our independent registered public accounting firm, has audited the financial statements of Cadrenal Therapeutics, Inc. included in our Annual Report on Form 10-K as of December 31, 2024 and 2023, and for the years ended December 31, 2024, and December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance on WithumSmith+Brown, PC’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and proxy statements with the SEC. These filings include our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements, which are available free of charge through our website as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Our Internet website address is www.cadrenal.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act relating to the securities being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information about us and the securities offered, see the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-41596):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 13, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 8, 2025, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 11, 2025, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 10, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on February 7, 2025, March 4, 2025, April 17, 2025, July 18, 2025, August 5, 2025, September 15, 2025, September 24, 2025, November 18, 2025, December 1, 2025, December 11, 2025 and December 16, 2025; and

●	The description of the Common Stock is set forth in our registration statement on Form 8-A filed with the SEC on January 17, 2023, as updated by the description of the Common Stock filed as Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 13, 2025, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Cadrenal Therapeutics, Inc.
822 A1A North, Suite 306
Ponte Vedra, Florida 32082
(904) 300-0701
Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at www.cadrenal.com/sec-filings. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

428,227 Shares of Common Stock

PROSPECTUS

             , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

Item	Amount
SEC registration fee	$439
Legal fees and expenses	30,000
Accounting fees and expenses	5,000
Miscellaneous fees and expenses	4,561
Total	$40,000

Item 14. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in our best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The Delaware General Corporation Law further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The certificate of incorporation of the registrant provides for the indemnification of the registrant’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law. In addition, the bylaws of the registrant require the registrant to fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was a director or officer of the registrant serving at the registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the fullest extent permitted by applicable law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides that the registrant’s directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director and that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

As permitted by the Delaware General Corporation Law, we have entered into separate indemnification agreements with each of our directors and certain of our officers which require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors or officers.

We have an insurance policy in place that covers under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not the registrant would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

These indemnification provisions and the indemnification agreements entered into between the registrant and the registrant’s officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

In any underwriting agreement, securities purchase agreement, placement agency agreement or similar agreement that we may enter into in connection with the sale of certain securities being registered hereby, the underwriter, purchase, or placement agent will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us, within the meaning of the Securities Act, against certain liabilities.

Item 15. Recent Sales of Unregistered Securities

Within the past three years, the Company has not issued unregistered securities to any person, except as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and, unless otherwise indicated below, the Company believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder regarding offshore offers and sales. All recipients had adequate access, though their relationships with the Company, to information about the Company.

Original Issuance of Stock

On January 19, 2023, the Company issued 40,000 shares of Common Stock to HESP LLC, pursuant to the terms an Amendment to the Asset Purchase Agreement, dated as of August 18, 2022, between the Company and HESP LLC.

On January 24, 2023, concurrently with the consummation of the Company’s initial public offering, the Company issued the following securities: (i) 76,047 shares of Common Stock upon conversion of certain convertible promissory notes; and (ii) 16,667 shares of Common Stock upon the exercise of certain outstanding warrants. The shares of Common Stock issued upon conversion of the convertible promissory notes were issued in reliance on the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(9) as they were issued to existing security holders for no additional consideration.

On March 30, 2023, the Company issued 722 shares of our Common Stock to a consultant for services rendered.

On March 31, 2023, the Company issued 5,156 shares of our Common Stock to a consultant for services to be performed from April through September 2023.

On September 11, 2024, the Company issued 13,333 shares of restricted common stock to a consultant as partial compensation for services.

On October 10, 2024, the Company issued 25,000 shares of restricted common stock to a consultant as partial compensation for services.

On January 8, 2025, the Company issued 25,000 shares of restricted common stock to a consultant as partial compensation for services.

On January 23, 2025, the Company issued stock options to purchase an aggregate of 220,000 shares of Common Stock to officers and directors pursuant to our 2022 Successor Equity Incentive Plan, of which 72,697 were unregistered at the time of issuance. The options have an exercise price of $19.79 per share. The options granted to officers will vest over a period of four (4) years, with 25% vesting on February 1, 2026, and thereafter 1/36 on a monthly basis. The options granted to directors will vest pro rata on a monthly basis over 12 months commencing February 1, 2025.

On June 26, 2025, the Company issued 10,000 shares of restricted common stock to a consultant as partial compensation for services.

July 2023 Private Placement

On July 14, 2023, the Company issued and sold 86,666 shares of Common Stock, Pre-Funded Warrants to purchase 199,047 shares of Common Stock and Common Warrants to purchase 285,715 shares of Common Stock to one institutional investor for gross proceeds of $7,500,001.25. The Common Warrants are immediately exercisable for five and one-half (5.5) years and have an exercise price of $26.25. The Pre-Funded Warrants have an exercise price of $0.0001 and do not expire until exercised in full.

In connection with the Private Placement, the Company issued warrants (the “Placement Agent Warrants”) to purchase an aggregate of 18,571 shares of Common Stock to the placement agent, which is equal to 6.5% of the shares of Common Stock sold in the Private Placement. The Placement Agent Warrants are immediately exercisable for five and one-half (5.5) years and have an exercise price of $32.8125, which is equal to 125% of the offering price of the Shares and accompanying Common Warrants sold in the Private Placement.

November 2024 Warrant Inducement

On November 1, 2024, the Company entered into the Warrant Inducement Agreement with a holder (the “Holder”) of outstanding warrants (the “Existing Warrants”) to purchase up to 285,715 shares of Common Stock (the “Existing Warrant Shares”) issued in a private placement offering on July 14, 2023 pursuant to which such holder exercised the Existing Warrants at a reduced exercise price of $16.50 generating approximately $4.7 million in gross proceeds. In consideration of the Holder’s agreement to exercise the Existing Warrants (the “Warrant Exercise”) in accordance with the Warrant Inducement Agreement, we issued to the Holder new unregistered Series A-1 Common Stock purchase warrants to purchase an aggregate of 285,715 shares of Common Stock, equal to 100% of the number of Existing Warrant Shares issued upon exercise of the Existing Warrants and new unregistered Series A-2 Common Stock purchase warrants to purchase an aggregate of 285,715 shares of Common Stock, equal to 100% of the number of Existing Warrant Shares issued upon exercise of the Existing Warrants, at an exercise price of $16.50 per share.

December 2025 Concurrent Private Placement

On December 15, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors named on the signature pages thereto. The Purchase Agreement provided for the sale and issuance by us of an aggregate of: (i) in a registered direct offering, 207,374 shares (the “Shares”) of Common Stock (the “Registered Direct Offering”) and, (ii) in a concurrent private placement, unregistered warrants (the “Common Warrants”) to purchase up to 414,748 shares of Common Stock at an exercise price of $10.60. In connection with the offerings we issued warrants to purchase an aggregate of 13,479 shares of Common Stock at an exercise price of $13.5625 to the placement agent, which is equal to 6.5% of the shares of Common Stock sold in the concurrent private placement.

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which immediately precedes the Signature Page and which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(a)(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(a)(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(a)(5)(ii)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference as Exhibit 3.3 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
3.2	Amended and Restated Bylaws (Incorporated by reference as Exhibit 3.2 to the Registration Statement on Form S-1 (333-267562) filed on December 6, 2022)
3.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Cadrenal Therapeutics, Inc. (Incorporated by reference as Exhibit 3.1 to the Current Report on Form 8-K filed on August 20, 2024)
4.1	Specimen Common Stock Certificate (Incorporated by reference as Exhibit 4.1 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
4.2#	Convertible Promissory Note dated March 1, 2022 issued to John Murphy (Incorporated by reference as Exhibit 4.3 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
4.3	Form of Convertible Note dated June 13, 2022 (Incorporated by reference as Exhibit 4.4 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
4.4	Form of Private Placement Convertible Note (Incorporated by reference as Exhibit 4.5 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
4.5	Form of November Private Placement Promissory Note (Incorporated by reference as Exhibit 4.6 to the Registration Statement on Form S-1 (333-267562) filed on December 6, 2022)
4.6	Form of Amended and Restated November Warrant (Incorporated by reference as Exhibit 4.7 to the Registration Statement on Form S-1 (333-267562) filed on December 6, 2022)
4.7	Form of Amended and Restated Placement Agent Warrant from Private Placement (Incorporated by reference as Exhibit 4.8 to the Registration Statement on Form S-1 (333-267562) filed on December 6, 2022)
4.8	Form of Placement Agent Warrant from November Private Placement (Incorporated by reference as Exhibit 4.9 to the Registration Statement on Form S-1 (333-267562) filed on December 6, 2022)
4.9	Form of Amendment to Convertible Promissory Note (Incorporated by reference as Exhibit 4.10 to the Registration Statement on Form S-1 (333-267562) filed on December 6, 2022)
4.10	Representative’s Warrant issued to Boustead Securities, LLC dated January 19, 2023 (Incorporated by reference as Exhibit 4.1 to the Current Report on Form 8-K (001-41596) filed with the SEC on January 25, 2023)
4.11	Description of Securities (Incorporated by reference as Exhibit 4.11 to the Annual Report on Form 10-K (001-41596) filed with the SEC on March 30, 2023)
4.12	Form of Pre-Funded Warrant (Incorporated by reference as Exhibit 4.1 to the Current Report on Form 8-K 001-41596), as filed with the SEC on July 14, 2023)
4.13	Form of Warrant (Incorporated by reference as Exhibit 4.2 to the Current Report on Form 8-K 001-41596), as filed with the SEC on July 14, 2023)
4.14	Form of Placement Agent Warrant (Incorporated by reference as Exhibit 4.3 to the Current Report on Form 8-K 001-41596), as filed with the SEC on July 14, 2023)
4.15	Form of New Warrant (Incorporated by reference as Exhibit 4.1 to the Current Report on Form 8-K filed on November 4, 2024)
4.16	Form of Placement Agent Warrant (Incorporated by reference as Exhibit 4.2 to the Current Report on Form 8-K filed on November 4, 2024)
4.17	Form of Common Stock Purchase Warrant (Incorporated by reference as Exhibit 4.1 to the Current Report on Form 8-K filed on December 16, 2025)
4.18	Form of Placement Agent Warrant (Incorporated by reference as Exhibit 4.2 to the Current Report on Form 8-K filed on December 16, 2025)
5.1*	Opinion of Blank Rome LLP
10.1#	Cadrenal Therapeutics, Inc. 2022 Equity Incentive Plan and form of Incentive Stock Option Agreement, Non-Qualified Stock Option Agreement for Officers and Other Employees, Non-Qualified Stock Option Agreement for Directors and Consultants, Restricted Stock Agreement, and Restricted Stock Unit Agreement (Incorporated by reference as Exhibit 10.1 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)

10.2#	Consulting Agreement, dated January 25, 2022, with Phamace LLC (Quang Pham) from company formation until initiation of payroll (Incorporated by reference as Exhibit 10.2 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
10.3#	Employment Agreement, dated March 1, 2022 with Quang Pham (Incorporated by reference as Exhibit 10.3 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
10.4#	Restricted Stock Purchase Agreement with Matthew Szot (Incorporated by reference as Exhibit 10.5 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
10.5	Asset Purchase Agreement dated as of April 1, 2022, between Cadrenal Therapeutics, Inc. and HESP LLC (Incorporated by reference as Exhibit 10.7 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
10.6	Patent Assignment Agreement dated as of April 1, 2022, between Cadrenal Therapeutics, Inc. and HESP LLC (Incorporated by reference as Exhibit 10.8 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
10.7	Subscription Agreement with Quang Pham, dated January 25, 2022 (Incorporated by reference as Exhibit 10.9 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
10.8	Form of Investor Rights and Lockup Agreement (Incorporated by reference as Exhibit 10.10 to the Registration Statement on Form S-1 (333-267562) filed on September 22, 2022)
10.9+	License, Development and Commercialization Agreement Effective as of September 16, 2015 by and between Armetheon, Inc. and China Cardiovascular Focus Ltd. (Incorporated by reference as Exhibit 10.13 to the Registration Statement on Form S-1 (333-267562) filed on October 11, 2022)
10.10#	Cadrenal Therapeutics, Inc. 2022 Amended and Restated Equity Incentive Plan (Incorporated by reference as Exhibit 10.14 to the Registration Statement on Form S-1 (333-267562) filed on October 17, 2022)
10.11#	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the 2022 Amended and Restated Equity Incentive Plan (Incorporated by reference as Exhibit 10.15 to the Registration Statement on Form S-1 (333-267562) filed on October 17, 2022)
10.12#	Form of Indemnification Agreement (Incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K (001-41596) filed with the SEC on January 25, 2023)
10.13	Amendment to Asset Purchase Agreement, dated as of August 18, 2022, between Cadrenal Therapeutics, Inc. and HESP LLC (Incorporated by reference as Exhibit 10.2 to the Current Report on Form 8-K (001-41596) filed with the SEC on January 25, 2023)
10.14#	Employment Agreement with Matthew Szot (Incorporated by reference as Exhibit 10.3 to the Current Report on Form 8-K (001-41596) filed with the SEC on January 25, 2023)
10.15#	Employment Agreement with Douglas Losordo (Incorporated by reference as Exhibit 10.4 to the Current Report on Form 8-K (001-41596) filed with the SEC on January 25, 2023)
10.16#	Cadrenal Therapeutics, Inc. 2022 Successor Equity Incentive Plan (Incorporated by reference as Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1 (File No. 333-267562) filed with the SEC on January 17, 2023)
10.17#	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the 2022 Successor Equity Incentive Plan (Incorporated by reference as Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 (File No. 333-267562) filed with the SEC on January 17, 2023)
10.18#	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2022 Successor Equity Incentive Plan (Incorporated by reference as Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1 (File No. 333-267562) filed with the SEC on January 17, 2023)
10.19#	Amendment No. 1 to Employment Agreement by and between Cadrenal Therapeutics, Inc. and Matthew Szot, dated May 25, 2023 (Incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K (001-41596) filed with the SEC on May 26, 2023)

10.20	Form of Securities Purchase Agreement (Incorporated herein by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (001-41596), as filed with the SEC on July 14, 2023)
10.21	Form of Registration Rights Agreement (Incorporated herein by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K (001-41596), as filed with the SEC on July 14, 2023)
10.22#	Offer Letter dated, February 6, 2024, between Cadrenal Therapeutics, Inc. and Jeffrey Cole (Incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K filed on February 12, 2024)
10.23#	Employment Agreement, effective as of February 8, 2024, between Cadrenal Therapeutics, Inc. and Jeffrey Cole (Incorporated by reference as Exhibit 10.2 to the Current Report on Form 8-K filed on February 12, 2024)
10.24#	Amendment to the Cadrenal Therapeutics, Inc. 2022 Successor Equity Incentive Plan (Incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K filed on July 31, 2024)
10.25	Form of Warrant Inducement Agreement (Incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K filed on November 4, 2024)
10.26#	Employment Agreement between Cadrenal Therapeutics, Inc. and James J. Ferguson III, effective February 5, 2025 (Incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K filed on February 7, 2025)
10.27#	Severance and Release Letter Agreement, dated February 7, 2025, between Cadrenal Therapeutics, Inc. and Douglas Losordo (Incorporated by reference as Exhibit 10.2 to the Current Report on Form 8-K filed on February 7, 2025)
10.28	Collaboration Agreement between Abbott Global Enterprises Limited and Cadrenal Therapeutics, Inc. (Incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K filed on March 4, 2025)
10.29	Purchase Agreement between Cadrenal Therapeutics, Inc. and eXIthera Pharmaceuticals, Inc. (incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K filed on September 15, 2025)
10.30^	Asset Purchase Agreement between Cadrenal Therapeutics, Inc. and Veralox Therapeutics, Inc., dated December 10, 2025 (incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K filed on December 12, 2025)
10.31^	Amended and Restated Exclusive License Agreement by and between Eastern Virginia Medical School and Veralox Therapeutics, Inc., dated May 1, 2020 (incorporated by reference as Exhibit 10.2 to the Current Report on Form 8 K filed on December 12, 2025)
10.32	First Amendment to Amended and Restated Exclusive License Agreement by and between Old Dominion University, as successor in interest to Eastern Virgina Medical School, and Veralox Therapeutics, Inc., effective as of December 9, 2025 (incorporated by reference as Exhibit 10.3 to the Current Report on Form 8 K filed on December 12, 2025)
10.33	Form of Securities Purchase Agreement, dated as of December 15, 2025, by and among Cadrenal Therapeutics, Inc. and the Purchasers named therein (Incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K filed on December 16, 2025)
21.1	Subsidiaries of Registrant (Incorporated by reference as Exhibit 21.1 to the Annual Report on Form 10-K filed on March 11, 2024)
23.1*	Consent of WithumSmith+Brown, P.C., Independent Registered Public Accounting Firm
23.2*	Consent of Blank Rome LLP (See Exhibit 5.1 above)
24.1*	Power of Attorney (included on signature page of this Registration Statement)
107	Filing Fee Table

*	Filed herewith

#	Management contract or compensatory plan or arrangement

+	Certain portions of this exhibit indicated therein by [***] have been omitted in accordance with Item 601(b)(10) of Regulation S-K.

^	Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ponte Vedra, State of Florida, on December 23, 2025.

CADRENAL THERAPEUTICS, INC.

By:	/s/ Quang X. Pham
Name:	Quang X. Pham
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Quang Pham and Matthew Szot, and each and either of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Quang X. Pham	Chairman of the Board and Chief Executive Officer
Quang X. Pham	(Principal Executive Officer) and Member of the Board of Directors	December 23, 2025

/s/ Matthew Szot	Chief Financial Officer
Matthew Szot	(Principal Financial Officer and Principal Accounting Officer)	December 23, 2025

/s/ Lee Golden	Member of the Board of Directors	December 23, 2025
Lee Golden

/s/ John R. Murphy	Member of the Board of Directors	December 23, 2025
John R. Murphy

/s/ Glynn Wilson	Member of the Board of Directors	December 23, 2025
Glynn Wilson

/s/ Steven Zelenkofske	Member of the Board of Directors	December 23, 2025
Steven Zelenkofske